                                 EXHIBIT 10.102

                     "NON-RECOURSE" SECURED PROMISSORY NOTE

$300,000.00                                                     NOVEMBER 6, 1995

         FOR VALUE RECEIVED, the undersigned maker, NDE ENVIRONMENTAL CORPORATION, a Delaware corporation ("Maker"), promises to pay to the order of GILBARCO INC., a Delaware corporation ("Payee"), the principal sum of Three Hundred Thousand and No/100 Dollars ($300,000), together with simple interest on the principal balance from time to time remaining unpaid at the mid-term applicable federal rate (AFR) as published by the United States Internal Revenue Service compounded annually. All interest due under this Note shall be calculated on the basis of the actual number of days elapsed over a 365 day year.

         Payments shall be made hereunder as follows:

(a) During the sixty (60) month period after the date hereof, interest only shall be payable on the principal amount outstanding in five (5) payments on October 1, 1996, October 1, 1997, October 1, 1998, October 1, 1999, and October 1, 2000.

(b) Thereafter, payment of principal in the amount of Three hundred thousand dollars ($300,000). All accrued and unpaid interest and the principal balance outstanding under this Note shall be due and payable in full on October 1, 2000.


         All payments made hereunder shall be applied first to interest and then to principal. All installments of principal and interest due hereunder are payable at 7300 West Friendly Avenue, Greensboro, North Carolina 27410, or at such other place as the holder hereof may, from time to time designate in writing, in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment.

         This Note is secured by a Patent Security Interest Transfer executed by Maker and Payee and dated of even date herewith (the "Collateral Document"), to which reference is made for additional rights as to acceleration of the indebtedness and rights as to collateral.

         At the option of the holder hereof, this Note (including all unpaid principal and accrued interest) shall become immediately due and payable without further notice or demand upon the happening of any one or more of the following events (each an "Event of Default") for which written notice has been delivered and a thirty (30) day cure period, beginning on the date of delivery, has expired:

    (a) Any default in the payment of principal or interest when due hereunder;

    (b) The admission by Maker of its inability to pay its debts as they become due, or any assignment for the benefit of the creditors of the Maker;

    (c) Any transfer of property by Maker under circumstances which would entitle a trustee in bankruptcy or similar fiduciary to avoid such transfer under the Federal Bankruptcy Code, as amended, or under any other laws, whether state or federal, or for the relief of debtors, now or hereafter existing;

    (d) The commencement of proceedings in bankruptcy, or for the reorganization of Maker or for the readjustment of any of the debts of Maker, under the Federal Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing by Maker or against Maker which shall not be discharged within thirty (30) days of their commencement;

    (e) The appointment of a receiver, trustee or custodian for Maker or for any substantial part of the assets or any proceedings for the dissolution or the full or partial liquidation of Maker, and such receiver or trustee shall not be discharged within thirty (30) days of his or its appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the discontinuance of the business or a material change in the nature of the business of Maker; and

    (f) Maker takes any steps, without the Payee's prior written consent, to liquidate or dissolve for any reason.


         Maker hereby waives protest, demand, presentment and notice of dishonor, the right of exemption, notice of maturity, nonpayment and all other notices, demands and requirements necessary to hold it liable as Maker. No delay or omission on the part of the holder hereof in exercising any right or remedy to enforce this Note or to accelerate the debt by reason of the occurrence of an Event of Default shall be construed as a novation or a waiver of the right of the holder to thereafter insist upon strict compliance with the terms of this Note. No modification or waiver of any term or provision of this Note shall be effective unless such modification or waiver is in writing and signed by the holder hereof on the reverse side of the original of this Note.

         This Note and any and all associated obligations shall be non-recourse to the Maker. The Holder's exclusive remedy shall be the enforcement of its security interests in any and all collateral.

         The indebtedness evidenced by this Note may be prepaid in part or in full at any time without penalty with interest to date of payment only. Prepayments shall be applied to installments due hereunder in the order that they fall due.

         The Maker promises to pay to the holder hereof all costs of collection on failure to pay any principal or interest when due on this Note, whether or not litigation is commenced. Such costs shall include, but not be limited to, reasonable attorneys' fees incurred by the holder hereof in any and all judicial proceedings, including appellate and bankruptcy foreclosure and related proceedings (such as an action for relief from an automatic stay in bankruptcy), arising out of enforcement or collection of this obligation or obligations contained in the Collateral Document securing this indebtedness, whether such costs and expenses arise before or after entry of final judgment.

         The holder hereof shall have all of the rights and remedies available to a creditor under, and this Note shall be construed in accordance with, the laws of the State of North Carolina.

         The Maker represents and warrants to the holder hereof that:

    (a) The Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to carry on its business as now being conducted and to own its properties;

    (b) The execution, delivery and performance by the Maker of this Note and the Collateral Document are within the Maker's power, have been duly authorized by all necessary corporation action and will not contravene, or constitute a default under, any provision of applicable law or regulation or the certificate of incorporation or bylaws of the Maker, or of any judgment, order decree, agreement or instrument binding on the Maker or result in the creation of any lien upon any of Maker's property or assets, other than as contemplated by the Collateral Document;

    (c) This Note and the Collateral Document constitute the legal, valid and binding obligations of the Maker enforceable against Maker in accordance with their respective terms.

         In case any one or more of the provisions contained in this Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and this Note shall be interpreted as if such invalid, illegal or unenforceable provision was not contained herein.

         IN WITNESS WHEREOF, the undersigned Maker has duly executed this Note as of the day and year first above mentioned.


                                        NDE ENVIRONMENTAL CORPORATION


                                        By: _________________________________
                                            A. Daniel Sharplin, President